Exhibit 4(a)   Consulting Agreement dated as of
                                   February 1, 2001, by and between
                                   TradinGear.com, Inc. and Kim Hemphill


                       CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT, made as of the 1st day of February, 2001, by and between TradinGear.com, Inc., a New York corporation, ("Company"), with its principal offices located at 39 Broadway, Suite 740, New York, New York 10006 and Kim Hemphill, located at 16006 East Jacobs Road, Spokane, Washington 99217 ("Consultant").

                       W I T N E S E T H:

BACKGROUND. Consultant is expert in business consulting, including the
development and implementation of a business plan    and the Company is
desirous of obtaining the services of Consultant and Consultant is willing to consult with the Company on the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto intending to be legally bound hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
     (a) "Agreement" means this Consulting Agreement, as the same may, from time to time, be amended in accordance with the provisions hereof.
     (b) "Cause" means, with respect to the Consultant, any:
               (i) Act of dishonesty;
               (ii) Act of malfeasance;
               (iii) Action taken in knowing contradiction to the best interests of the Company;
               (iv) Commission of a "Prohibited Act" as defined herein;
               (v) Refusal to perform job functions reasonably required of the Consultant under this Agreement; or
               (vi) Any other act which has a direct, substantial and adverse effect on the Company's reputation or business.
     (c) "Company" means and includes TradinGear.com, Inc. and all of its subsidiaries and the respective successors and assigns of the Company and such subsidiaries, whether now or hereafter existing.
     (d) "Competing Organization" means any person or legal entity engaged in, about to engage in, or intending to engage in, research, or development, of computer software for use in the securities industry.
     (e) "Customer" means any individual, firm, partnership, corporation, company, joint venture or governmental or military unit or any other entity or any parent, subsidiary or affiliate of any of them which deals in, or is negotiating or has a contract with the Company for the purchase of, any of the Company's products or services.
     (g) "Secret or Confidential Information" means any unpublished ideas or any compilations of information kept confidential by the Company in the operation of its business and which gives or can give to the Company an advantage over its competitors, including, by way of illustration but not limitation: programming, software development, agreements, memoranda, cost and financial data, procedures, customer lists, marketing plans and business forecasts.
     (h) "Prohibited Act" means participating in any capital-raising transaction on behalf of the Company, or directly or indirectly promoting or maintaining a market for the Company's securities.
     (i) "Term" means the two (2) year period beginning on the date hereof.


2. Engagement of Consultant. The Company hereby appoints and engages Consultant as a consultant and advisor with respect to the matters, and for the activities, specified in Paragraph 3 hereof, for the Term set forth in Paragraph l(i) above and for the compensation payable as set forth in Paragraph 7 hereof. Consultant hereby accepts the aforesaid appointment and engagement in consideration of the aforesaid compensation. Company may terminate the engagement of Consultant at any time for Cause as defined herein.

3. Scope of Services. Consultant agrees that, throughout the Term, he shall provide such consulting services and advice pertaining to the development and implementation of the Company's business plan, as and when the Company may from time to time reasonably request.

4. Modification and Cancellation of Services. The Company may at any time modify the scope of the services specified in a Work Assignment by giving written notice to Consultant specifying the desired modifications. Modification of services hereunder shall include any change in the scope of services, including expansion or contraction of the services. However, under no circumstances shall the Company require the Consultant to perform any Prohibited Act, as defined herein.

5. Compensation. As compensation for the services to be rendered as set forth herein, the Company shall pay to the Consultant the sum of Eighty-Seven Thousand, Nine Hundred and Fifty ($87,950) Dollars per fiscal year, which payment shall be made by the Company issuing to the Consultant, in each fiscal year, a stock certificate for 250,000 shares of its common stock (the "Shares") valued at $0.3518 per share. Within Sixty (60) days after it first becomes eligible to do so, the Company shall file a registration statement registering the Shares for sale with the U.S. Securities and Exchange Commission pursuant to a registration statement on Form S-8 or similar form. The Consultant understands that the Shares will not be registered under the Securities Act until the Company files the Registration Statement. In such event and until the Company files the Registration Statement, the Consultant represents that the Shares are being acquired by him for investment for his own account and not with a view to the sale or other distribution thereof. Consultant will sign and deliver to the Company the letter attached as Exhibit 1 at the time of the issuance of the Shares. The certificate or certificates for the Shares shall bear the following legend, unless and until those shares have been registered for sale on public markets as required by applicable law:

 "The securities represented by this-certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the shares have been registered under said Act or an exemption from such registration requirement is available.
 If the shares are to be sold or transferred pursuant to an exemption from the registration requirements, the Company may require a written opinion of counsel, satisfactory to counsel for the Company, to the effect that registration is not required and that such transfer will not violate the Act or applicable state securities law."

6. Expenses. During the Term, the Consultant shall bear all of its own expenses, and all of the expenses of any employee, independent contractor, subcontractor, consultant, agent or representative engaged by the Consultant.

7. Independent Contractor. Consultant and or any person retained by Consultant to assist him shall, at all times, be an independent contractor hereunder, and not a co-venturer, agent, employee or representative of the Company. Consultant is fully responsible for the direction, completion and supervision of any services performed, but shall consult at least weekly with the Company regarding the status of Work Assignments, including any problems which could result in a change in the capability or marketability of the Company's products and services. Except as might hereinafter be expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever other than herein defined.

8. Non-Solicitation. The parties to this Agreement agree that neither shall directly or indirectly solicit for employment, employ or otherwise retain staff of the other during the Term and for a period of twelve (12) months after termination of this Agreement unless mutually agreed to by both parties.

9. Confidentiality. Consultant will not disclose any Secret or Confidential Information to any other person or legal entity. The provisions of this Paragraph 9 shall survive the termination of this Agreement.

10. Non-Competition. Consultant agrees that for a period of one (1) year from the date of the termination of this Agreement, he will not without the written approval of the Company, directly or indirectly, under any circumstances whatsoever, own, manage, operate, engage in, control or participate in the ownership, management, operation or control of, or be connected in any manner, whether as an individual, partner, stockholder, director, officer, principal, agent, employee or consultant, or in any other relation or capacity whatsoever, with any Competing Organization, and will not in any such manner, compete with the Company or solicit or call on any Customer of the Company, wherever located.

11. Property and Proprietary Rights. The tangible products and work product resulting from Consultant's services to the Company pursuant to this Agreement are hereby assigned and shall belong exclusively to the Company. The Company shall have the exclusive right to obtain patents, copyrights, registrations and such other proprietary protection as it wishes. Consultant acknowledges and agrees that all of Consultant's designs, writings or works of authorship, and any documents produced, resulting from Consultant's services to the Company developed or authored by Consultant during the terms of this Agreement, are "works-for-hire" and the property of the Company, including, without limitation, any copyrights pertaining thereto. In the event it is determined that any such writings or works of authorship are not "works-for-hire", Consultant hereby assigns to the Company all Consultant's right, title and interest, including all rights of copyright, in such writings or works of authorship to the Company. Consultant agrees to cooperate with the Company in perfecting any such assignment of rights. In addition, Consultant will and hereby does assign to the Company Consultant's entire right, title and interest in any invention, patentable or not, made or conceived solely or jointly by Consultant during the course of developing and producing software for the Company. In connection with any such invention, Consultant will disclose it promptly to the Company and Consultant will, on request, promptly execute a specific assignment of title to the Company, including without limitation any rights of patent or trade secret, and do anything else reasonably necessary to enable the Company to secure patent or trade secret protection in the United States or foreign countries. Pre-existing products or products outside the terms of this agreement will remain the property of the Consultant.

12. Supplied Information. Any data or other materials furnished by the Company to the Consultant in connection with the Consultant's services under this Agreement shall remain the sole property of the Company and will be treated as Confidential information. Within thirty (30) days of termination of this Agreement and upon receipt by Consultant of payment for services performed hereunder, Consultant shall return to the Company all data and other materials furnished to him or his staff by the Company.

13. Severability. The provisions of this Agreement shall be severable, and if any part of any provision shall be held invalid or unenforceable, or any separate covenant contained in any provision is held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed or limited in scope to give it maximum lawful validity and the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

14. Entire Agreement. This Agreement contains the entire agreement of the parties relative to the subject matter hereof, superseding and terminating all prior agreements or understandings, whether oral or written, between the parties hereto relative to the subject matter hereof, and this Agreement may not be extended, amended, modified or supplemented without the prior written consent of the parties hereto.

15. Waivers. Any waiver of the performance of the terms or provisions of this Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any of his or its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

16. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or
sent by registered or certified mail,   postage prepaid, return receipt
requested, to the respective addresses of the parties hereto as set forth above or to such other address as either party may designate by notice to the other party given as herein provided.

17. Assignment. This Agreement shall inure to the benefit of and shall be binding upon the successors, heirs and legal representatives of each of the parties. The Company may assign this Agreement to any other entity within the Company or to any successor in interest only with the prior written consent of the Consultant.

18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

19. Choice of Forum and Limitations. Any action to resolve any dispute under this Agreement may be brought only in a court of competent jurisdiction in the State of New York. No action arising from a dispute based on this Agreement may be brought more than one (1) year after the cause of action has accrued.

20. Termination. Except as otherwise provided herein, upon the occurrence of any breach of this Agreement by the Company or Consultant which remains uncured for a period of thirty (30) days following written notice of the
breach, the other party has the   right to terminate this Agreement. In the
event of a termination of this agreement by the Company pursuant to this Paragraph 20, the Company shall have the right, in addition to all of its other rights, to require Consultant to deliver to the Company all of Consultant's work in progress being developed by Consultant pursuant to this Agreement. Consultant agrees to continue to be bound by all obligations described in Paragraphs 9, 10 and 11 hereof during the Term and after the termination of this Agreement, provided that all amounts due to Consultant through the time of termination have been paid in full.


21. Pre-Agreement Applicability. Consultant acknowledges and agrees that the terms of this Agreement are applicable to all information and materials developed for, or any advice provided to, the Company prior to the signing of this Agreement.

22. Force Majeure. Neither party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the control of such party ("Force Majeure") , provided that such party gives the other party written notice thereof promptly and, in any event, within 10 days of discovery thereof and uses its good faith efforts to cure the breach. In the event of such a Force Majeure, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure but not in excess of two (2) months.

23. Counterparts. This Agreement and any amendment or modification hereof may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

24. Facsimile Signatures. A copy of this Agreement bearing a facsimile signature shall be deemed to bear an original signature in all states which may have jurisdiction over this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                      TRADINGEAR.COM, INC.

                      BY:/s/ Sam Gaer
                         ------------
                         Sam Gaer, President

                      CONSULTANT

                      BY:/s/ Kim Hemphill
                         ----------------
                         Kim Hemphill

                                   EXHIBIT 1


                                   February 1, 2001


TradinGear.com, Inc.
39 Broadway, Suite 740
New York, New York 10006

          Re:  TradinGear.com, Inc., Common Stock

Gentlemen:

     The undersigned person who is acquiring shares of the Common Stock of TradinGear.com, Inc. (the "Company") hereby acknowledges, represents, warrants and covenants as follows:

     1. The shares being acquired have not been registered under the Securities Act of 1933, as amended (the "Act") and are not freely tradeable. The shares must be held indefinitely, unless either a Registration Statement with respect to the shares is filed and declared effective under the Act or an exemption from the registration requirements of the Act is available.

     2. Except for an agreement between the undersigned and the Company dated February 1, 2001 the Company has no obligation to register any or all of the shares under the Act for distribution or sale. The Company has not agreed with anyone to comply with Regulation A or any other exemption under the Act respecting the resale or other transfer of the shares.

     3. The shares are being acquired for investment purposes only for the undersigned's own account and not with a view to sale or resale, distribution (as that term is defined in the Act), or transfer, or to offers in connection therewith. When the shares have been issued to the undersigned, no other person will have a beneficial interest in the shares.

     4. The Company will affix a legend in substantially the following form to the certificates evidencing the shares:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the shares have been registered under said Act or an exemption from such registration requirement is available. If the shares are to be sold or transferred pursuant to an exemption from the registration requirements, the Company may require a written opinion of counsel, satisfactory to counsel for the Company, to the effect that registration is not required and that such transfer will not violate the Act or applicable state securities law.

     5. Prior to any proposed sale, pledge, hypothecation, gift or other transfer, for value or otherwise, of any or all of the shares or of any interest therein (hereinafter, a "transfer"), the undersigned shall give written notice to the Company describing the transfer, unless the shares have first been registered under the Act. The undersigned shall not affect any transfer unless and until (a) the Company receives an opinion of the undersigned's counsel that the shares have been registered under the Act, or in form and substance acceptable to counsel for the Company, that the transfer may be affected without registration under the Act, and without registration or qualification under applicable state securities registration or qualification under applicable state securities laws, and (b) satisfaction of such other conditions as may be required by counsel to the company in order to assure compliance with the Act and with applicable state securities laws.



                                   Very truly yours,


                                   /s/ Kim Hemphill


                                   Kim Hemphill